EXHIBIT 23.2
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KPMG LLC
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                              KPMG LLC
                              Chartered Accountants    Telephone   (403)691-8000
                              2700 206 - 5 Avenue SW     Fax       (403)691-6008
                              Calgary AB T2P 4B9      Internet       www.kpmg.ca




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of Agrium Inc.:


We consent to the use in the Registration Statement of Agrium Inc. dated May 29, 2007 on Form S-8 of:

    - our Report of Independent Registered Public Accounting Firm dated February 21, 2007 on the consolidated balance sheets of Agrium Inc. as at December 31, 2006 and 2005, and the consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2006; and

    - our Report of Independent Registered Public Accounting Firm dated February 21 , 2007 on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006;

each of which is incorporated by reference herein.


Signed "KPMG LLP"

Chartered Accountants

Calgary, Canada
May 29, 2007